                                                                   EXHIBIT 10.56

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       PREFERRED STOCK PURCHASE AGREEMENT

                                  By and Among

                        CABLEVISION SYSTEMS CORPORATION,
                                                       as Issuer,

                                       and

                    EACH OF THE PURCHASERS REFERRED TO HEREIN

                         ------------------------------

               Redeemable Exchangeable Convertible Preferred Stock

                         ------------------------------

                           Dated as of March 30, 1994

                         ------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE
                                                                         ----

ARTICLE I
                      DEFINITIONS. . . . . . . . . . . . . . . . . . .     1

     Section 1.1.     Definitions. . . . . . . . . . . . . . . . . . .     1

ARTICLE II

                      PURCHASE OF PREFERRED STOCK. . . . . . . . . . .     3

     Section 2.1.     Purchase of Preferred Stock; the Closing . . . .     3

ARTICLE III

                      REPRESENTATIONS AND WARRANTIES . . . . . . . . .     4

     Section 3.1.     Representations and Warranties of the Company. .     4
     Section 3.2.     Representations and Warranties of the
                        Purchasers . . . . . . . . . . . . . . . . . .     11

ARTICLE IV

                      CONDITIONS PRECEDENT TO CLOSING. . . . . . . . .     13

     Section 4.1.     Conditions Precedent to Obligations of
                        the Purchasers . . . . . . . . . . . . . . . .     13
     Section 4.2.     Conditions Precedent to Obligations of
                        the Company. . . . . . . . . . . . . . . . . .     15

ARTICLE V

                      COVENANTS. . . . . . . . . . . . . . . . . . . .     15

     Section 5.1.     Furnishing of Information. . . . . . . . . . . .     15
     Section 5.2.     Home Office Payments . . . . . . . . . . . . . .     15
     Section 5.3.     Filing of Exchange Share Certificate of
                        Designations . . . . . . . . . . . . . . . . .     16
     Section 5.4.     Annual Tax Adjustment Calculation. . . . . . . .     16

ARTICLE VI

                      MISCELLANEOUS. . . . . . . . . . . . . . . . . .     16

     Section 6.1.     Survival of Provisions . . . . . . . . . . . . .     16
     Section 6.2.     Termination. . . . . . . . . . . . . . . . . . .     16
     Section 6.3.     No Waiver; Modifications in Writing. . . . . . .     17
     Section 6.4.     Communications . . . . . . . . . . . . . . . . .     17
     Section 6.5.     Costs, Expenses and Taxes. . . . . . . . . . . .     17
     Section 6.6.     Execution in Counterparts. . . . . . . . . . . .     18
     Section 6.7.     Binding Effect; Assignment . . . . . . . . . . .     18

                                                                          PAGE

     SECTION 6.8.     GOVERNING LAW. . . . . . . . . . . . . . . . . .     18
     Section 6.9.     Severability of Provisions . . . . . . . . . . .     18
     Section 6.10.    Headings . . . . . . . . . . . . . . . . . . . .     18
     Section 6.11.    Integration. . . . . . . . . . . . . . . . . . .     19

EXHIBITS

     Exhibit A        Certificate of Designations

     Exhibit B        Exchange Share Certificate of Designations

     Exhibit C        Registration Rights Agreement

     Exhibit D-1      Opinion of Sullivan & Cromwell, Special
                      Counsel for the Company

     Exhibit D-2      Opinion of Robert S. Lemle, Esq., General
                      Counsel of the Company

SCHEDULES

     Schedule 1       Purchasers

     Schedule 2       Material Subsidiaries

     Schedule 3.1(c)  Subsidiary Minority Interests; Liens
                      Outstanding Warrants, Options, etc.

     Schedule 3.1(g)  Litigation

     Schedule 3.1(j)  Governmental Consents

ANNEX

     Annex I          Share Legend

                       PREFERRED STOCK PURCHASE AGREEMENT

          PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 30, 1994 (the "Agreement"), by and among Cablevision Systems Corporation, a Delaware corporation (the "Company"), and each of the purchasers listed on Schedule 1 hereto (the "Purchasers").

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          Section 1.1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

          "Business Day" means a day other than a Saturday or a Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Certificate of Designations" means the Certificate of Designations setting forth the relative rights, powers and limitations of the Preferred Stock, the form of which is set forth in Exhibit A to this Agreement.

          "Class A Common Stock" means the Class A Common Stock of the Company, par value $.01 per share.

          "Class B Common Stock" means the Class B Common Stock of the Company, par value $.01 per share.

          "Closing" has the meaning provided therefor in Section 2.1(b) of this Agreement.

          "Closing Date" has the meaning provided therefor in Section 2.1(b) of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the Class A Common Stock and the Class B Common Stock.

          "Company" means Cablevision Systems Corporation, a Delaware corporation.

          "Conversion Agency Agreement" means a conversion agency agreement, in form reasonably satisfactory to the Company, the holders of a majority of the Shares and the entity selected by the Company to act as Conversion Agent, as amended, supplemented or otherwise modified from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Share Certificate of Designations" means the Certificate of Designations setting forth the relative rights, powers and limitations of the Exchange Share Preferred Stock, the form of which is attached hereto as Exhibit D.

          "Exchange Share Preferred Stock" means the Company's Series F Redeemable Preferred Stock, having the terms set forth in the Exchange Share Certificate of Designations.

          "FCC" means the Federal Communications Commission.

          "Lien" means, with respect to any assets, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

          "Material Subsidiary" means any Subsidiary of the Company (i) the assets of which represent 10% or more of the assets of the Company and its Subsidiaries on a consolidated basis as at the end of the most recent fiscal quarter or (ii) which contributed 10% or more of the gross revenues of the Company and its subsidiaries on a consolidated basis during the most recent fiscal quarter, all of which Material Subsidiaries are listed on Schedule 2 hereto. A-R Cable Services, Inc., which is not a consolidated Subsidiary of the Company, shall not be deemed to be a Material Subsidiary.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Preferred Stock" means the Company's Series E Redeemable Exchangeable Convertible Preferred Stock, having the terms set forth in the Certificate of Designations.

          "Purchaser" means each Person listed on Schedule 1 hereto, and its permitted successors and assigns under Section 6.7 as provided herein, including any Person who becomes a party hereto by executing and delivering a signature page hereto after the date of this Agreement.

          "Registration Rights Agreement" means the registration rights agreement, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shares" means the shares of Preferred Stock purchased by the Purchasers pursuant to this Agreement.

          "Subsidiary" means, with respect to any Person, (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or
(ii) any other Person (other than a corporation) in which such Person, a Subsidiary thereof or such Person and Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                                   ARTICLE II

                           PURCHASE OF PREFERRED STOCK
                           ---------------------------

          Section 2.1. PURCHASE OF PREFERRED STOCK; THE CLOSING.

          (a) Subject to the terms and conditions herein set forth, the Company agrees that it will sell to each Purchaser and each such Purchaser agrees, severally and not jointly, that it will purchase from the Company on the Closing Date the number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 1 hereto at a price per share and for the aggregate purchase price (the "Purchase Price") set forth on Schedule 1.

          The Preferred Stock shall have the terms set forth in the Certificate of Designations.

          (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
6.2 hereof, the closing with respect to the purchase and sale of the Preferred Stock (the "CLOSING") shall take place on such date (the "CLOSING DATE") and at such time as the Company shall direct on one Business Day's prior notice to the Purchasers. The Closing shall occur at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as the parties may mutually agree. At the Closing, the Company will deliver to each Purchaser one or more duly executed stock certificates, registered in such Purchaser's name (or the name of a nominee designated by such Purchaser), representing the number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 1, against payment by such Purchaser of the purchase price therefor by wire transfer to the Company in immediately available funds, in the amount of the Purchase Price therefor, representing payment by such Purchaser in full for its Preferred Stock.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

          (a) ORGANIZATION AND GOOD STANDING. Each of the Company and its Material Subsidiaries is a limited or general partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Delaware or other jurisdiction of its incorporation or organization. Each of the Company and its Material Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect upon the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole). Each of the Company and its Material Subsidiaries has all requisite power and authority to own its respective assets and to carry on its respective businesses as presently conducted except where a lack of such power or authority would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole). The Company has furnished to any Purchaser which has requested in writing prior to the date hereof, and to all other Purchasers on the Closing Date, true and correct copies of the Company's Certificate of Incorporation and By-Laws as in effect on the date of this Agreement. Prior to the Closing, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware in accordance with Delaware General Corporation Law, and the Company shall have made no other amendment to or modification of its Certificate of Incorporation or By-Laws since the date of this Agreement.

          (b) CORPORATION AUTHORIZATIONS. The company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. The execution and delivery by the Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby on the Closing Date.

          (c) CAPITALIZATION. As of the date hereof (but without giving effect to any exercise of options or other rights to purchase or acquire capital stock of the Company pursuant to employee stock option plans from and after March 4,
1994), the authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, par value $.01 per share (of which 10,866,773 shares are issued and outstanding), 20,000,000 shares of Class B Common Stock, par value $.01 per share (of which 12,411,532 shares are issued and outstanding), and 10,000,000 shares of preferred stock, par value $.01 per share (of which 110,622 shares, designated as Series C Preferred Stock, are issued and outstanding). All of the outstanding shares of capital stock are duly and validly issued, fully paid and non-assessable and were not issued in violation of any of the preemptive rights of other stockholders. Except as set forth on
Schedule 3.1(c), there are no (i) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever, in each case issued by the Company, relating to, or securities or rights, in each case issued by the Company, convertible into, shares of any capital stock of the Company, or contracts, commitments, written understandings or written arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock or (ii) voting trusts or other written agreements or understandings with respect to the voting of the capital stock of the Company or its Material Subsidiaries to which the Company is a party. Except as set forth in Schedule 3.1(c), all of the issued and outstanding capital stock of each of the Company's Material Subsidiaries (other than directors' qualifying shares, if any) is owned by the Company or its Subsidiaries, in each case free and clear of any Liens or contractual restrictions on transfer and all shares of such capital stock are duly and validly issued, fully paid and non-assessable.

          (d) NO MATERIAL ADVERSE CHANGE. Except as disclosed by the Company in the Form 10-K (as defined below) or in writing prior to the date hereof, except as to matters of a general economic or political nature or which relate generally to the cable industry, there has been no material adverse change or any development which could be reasonably expected to result in a material adverse change in the financial condition, properties, assets business or results of operations of the Company and its Subsidiaries (taken as a whole) subsequent to December 31, 1993.

          (e) CONFLICTING AGREEMENTS AND OTHER MATTERS. Assuming the compliance with state and foreign securities laws by, the accuracy of the representations and warranties of, and the performance of the agreements by, the Purchasers set forth in Section 3.2, neither the execution and delivery of this Agreement and the Registration Rights Agreement, nor fulfillment of nor compliance with the terms and provisions hereof or thereof, nor the issuance of the Shares, nor the payment of dividends on the Shares as contemplated by the Certificate of Designations, will (i) violate any provision of any United States federal or state statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any United States federal or state court or governmental authority presently in effect or in effect on the Closing Date having applicability to the Company assuming receipt or making of all consents, approvals, filings, registrations or notices as may be required under any applicable law in connection with (A) the issuance of the Exchange Share Preferred Stock or other preferred securities of the Company issuable upon exchange of the Shares pursuant to Section IX(D) of the Certificate of Designations ("OTHER EXCHANGE SHARES"), (B) the issuance of Class A Common Stock upon conversion of the Shares or (C) the fulfillment by the Company of its obligations under the Registration Rights Agreement and except such violations as would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole), PROVIDED, HOWEVER, that the Company makes no representation as to the validity of any indemnification or contribution provision or as to the legality under Section 170 of the Delaware General Corporation Law of any future dividends, (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or By-laws of the Company, (iii) require any consent, approval or notice (except for such consents, approvals or notices as have previously been made or obtained) under, or conflict with or result in a breach of or constitute a default under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the Company or any of its Material Subsidiaries is a party on the date hereof or by which any of their respective properties is bound on the date hereof, except such conflicts or defaults as would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole); PROVIDED, HOWEVER, that the Company makes no representation with respect to any consent, approval or notice that may be required in the future pursuant to any decision, directive or other action by any governmental authority made after the Closing Date, or (iv) result in or require the creation or imposition of any material Lien upon or with respect to any of the properties now owned by the Company or any of its respective Material Subsidiaries.

          (f) DUE EXECUTION, ETC. This Agreement constitutes, and the Registration Rights Agreement will constitute when executed and delivered by the Company on the Closing Date, legal, valid and binding obligations of the Company, enforceable in accordance with their terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity, (ii) except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (iii) except that rights to indemnity and contribution under the Registration Rights Agreement may be limited by federal or state securities laws and (iv) assuming this Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Purchasers.

          (g) LITIGATION, PROCEEDINGS, ETC. Except as set forth on Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or, to the best knowledge of the Company, any investigation, pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Material Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which relates to or challenges the legality, validity or enforceability of this Agreement, the Registration Rights Agreement or the Shares or which (i) would (individually or in the aggregate) reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole), or (ii) would (individually or in the aggregate) reasonably be expected to impair the ability of the Company to perform fully on a timely basis any obligations which it has under this Agreement or the Registration Rights Agreement.

          (h) NO DEFAULT OR VIOLATION. Neither the Company nor any of its Material Subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole), (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole), or (iii) is in violation of any statute, rule or regulation of any governmental authority which would (individually or in the aggregate) reasonably be expected to (x) materially adversely affect the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (y) have a material adverse effect on the financial condition, properties, assets, business, or results of operations of the Company and its Subsidiaries (taken as a whole) or (z) materially adversely impair the Company's ability or obligation to perform fully on a timely basis any obligation which it has under this Agreement or the Registration Rights Agreement.

          (i) STATUS OF SHARES. The Shares have been duly authorized by all necessary corporate action on the part of the Company, and such Shares, when delivered to the Purchasers at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not and will not be subject to preemptive rights of any other stockholder of the Company. The shares of Class A Common Stock issuable upon conversion of the Shares and the shares of Exchange Share Preferred Stock or any Other Exchange Shares issuable upon exchange of the Shares, in any such case, if and when issued, will have been duly authorized by all necessary corporate action on the part of the Company, and such shares, if and when delivered to the holders of the Shares converting or exchanging their Shares, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon conversion or exchange of the Shares is not and will not be subject to preemptive rights of any other stockholder of the Company.

          (j) GOVERNMENTAL CONSENTS, ETC. Except as may be required by any state securities or Blue Sky laws or as disclosed in Schedule 3.1(j) or as may be required under any applicable law in connection with the fulfillment by the Company of its obligations under the Registration Rights Agreement, and assuming the accuracy of the representations and warranties of, and the performance by, the Purchasers of the representations, warranties and agreements set forth in
Section 3.2, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company of this Agreement and the issuance, sale or delivery of (x) the Shares, (y) the issuance of Class A Common Stock upon conversion of the Shares or (z) the issuance of the Exchange Share Preferred Stock or Other Exchange Shares, except for the filing with the Secretary of State of the State of Delaware of the Certificate of Designations or, in the case of clause (z), the filing with the filing with the Secretary of State of the State of Delaware of the Exchange Share Certificate of Designations or the certificate of designations relating to a series of Other Exchange Shares, which will be duly effected prior to the time required for the due consummation of the transactions contemplated hereby and by the Certificate of Designations and subject in all respects to the assumptions and proviso in Section 3.1(e)(i). The Company and each of its Material Subsidiaries have made all filings and given all notices to governmental authorities and obtained all necessary ordinances, registrations, declarations, approvals, orders, trademarks, patents, trade names, service marks, licenses, trade secrets, consents, qualifications, franchises, certificates, permits and authorizations from any foreign, Federal, State or local government or governmental agency, department, commission, board, bureau, instrumentality or body or any governmental official, body or tribunal, to own or lease their respective properties and to conduct their respective facilities and businesses as now being conducted except where failure to do so would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole). All such material authorizations, ordinances, consents, approvals, waivers, orders, trademarks, patents, trade names, service marks, trade secrets, franchise, permits, certifications, licenses, qualifications, exemptions, filings, declarations and registrations have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the Company's knowledge, threatened attack by appeal or direct proceeding or otherwise, except those which would not reasonably be expected to have a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole).

          (k) ERISA. In reliance upon and subject to the accuracy of the representations of the Purchasers contained in Section 3.2(d) hereof, the execution and delivery of this Agreement and Registration Rights Agreement and the sale of the Shares to be purchased by the Purchasers is not a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) on the part of the Company or any of its Subsidiaries which is not exempt by statute, regulation or class exemption. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability and the Company has delivered to each Purchaser a copy of any notice of any such "reportable event" filed with the Pension Benefit Guaranty Corporation within the last three years; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (l) SEC REPORTS. The Company has filed all reports required to be filed by it within the last 12 months under the Exchange Act on a timely basis, or has received a valid extension of such time of filing; the Company's draft Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (a copy of which has been supplied to the Purchasers) (collectively, the "Form 10-K"), will, upon filing, comply as to form in all material respects with the rules and regulations of the Commission under the Exchange Act and will not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not filed any Current Reports on Form 8-K since December 31, 1993.

          (m) FINANCIAL STATEMENTS. The Company's consolidated statements of condition as at December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ending December 31, 1993, all as included in the Form 10-K, have been prepared in all material respects in accordance with generally accepted accounting principles consistently followed throughout the periods involved (except as indicated in the notes thereto) and fairly present, the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods shown thereby, and the Company had no material liabilities, contingent or otherwise, not reflected in the balance sheet as of December 31, 1993, other than any such liabilities incurred in the ordinary course of business since December 31, 1993.

          (n) COMPLIANCE WITH LAWS. The Company and its Material Subsidiaries are in compliance in all material respects with all laws and regulations, including, without limitation, those relating to communications, broadcasting, environmental matters, equal employment opportunity, and employee safety, in all jurisdictions in which the Company and its Material Subsidiaries are presently doing business and where the failure to effect such compliance would reasonably be expected to have a material adverse effect on the business, operations or financial condition, properties, assets, business or results of operations of the Company and its Subsidiaries (taken as a whole).

          (o) TAXES. Federal income tax returns of the Company and its Material Subsidiaries have been closed through the fiscal year ended December 31, 1991. The Company and its Material Subsidiaries (i) have filed or been included in, and will, before the Closing Date, file or be included in, all returns, declarations and reports and information returns and statements required to be filed by them before the Closing Date relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company or any of its Subsidiaries before the Closing Date (collectively, "RETURNS") and all such Returns were, or will be, correct and complete in all material respects and (ii) have timely paid or made provision for all Taxes that have been shown as due and payable on the Returns that have been filed and are not delinquent in the payment of any amount of Taxes attributable to settlements with governmental authorities. The term "Tax" or "Taxes" means with respect to any person a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority (domestic or foreign) on such person.

          (p) INFORMATION PROVIDED TO THE PURCHASERS. No fact (other than matters of a general economic or political nature or which relate generally to the cable industry) is known to the Company which materially and adversely affects the business, assets or liabilities, financial condition, results of operations or business of the Company and its Material Subsidiaries taken as a whole which has not been set forth in the Financial Statements or otherwise disclosed to the Purchasers in writing (in the Form 10-K or otherwise) prior to the Closing Date.

          Section 3.2.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

          (a) INVESTMENT INTENT. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company that the Preferred Stock to be acquired by it hereunder is being acquired for its own account for investment and with no intention of distributing or reselling such Preferred Stock or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Each Purchaser acknowledges and agrees that the certificates representing the Shares shall bear a legend substantially in the form of Annex I hereto. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that it has not offered any of the Shares, Exchange Shares, Other Exchange Shares or shares of Class A Common Stock to any Person, except to not more than five "accredited investors" as defined in Rule 501(a) under the Securities Act that are financial institutions.

          (b) ACCREDITED INVESTOR. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company that (i) at the time it was offered the Shares, it was, (ii) at the date hereof, it is, and (iii) at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock, and has so evaluated the merits and risks of such investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

          (c) AUTHORITY. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that (i) the purchase of the indicated Shares by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) neither the execution and delivery of this Agreement and the Registration Rights Agreement nor the fulfillment of nor compliance with the terms and provisions hereof or thereof, nor the purchase of the indicated Shares conflicts with or violates its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the indicated Shares does not impose any penalty or other onerous condition on such Purchaser under or pursuant to any applicable law or governmental regulation.

          (d) PROHIBITED TRANSACTIONS. Each Purchaser, severally and not jointly and as to itself only, also represents and warrants to the Company that the Shares to be purchased by it are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of ERISA (a "Benefit Plan") or, if the assets of a Benefit Plan are being used, directly or indirectly, for such acquisition, neither the acquisition nor holding of such Shares will result in a nonexempt prohibited transaction under ERISA or the Code.

          (e) ACCESS TO INFORMATION. Each Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Stock and the merits and risks of investing in the Preferred Stock; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Preferred Stock; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

          Section 4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to purchase the Shares to be purchased by it hereunder is subject, on the Closing Date, to the prior or simultaneous satisfaction or waiver of the following conditions:

          (a) Such Purchaser shall have received opinions, addressed to it and each other Purchaser and dated the Closing Date, of Sullivan & Cromwell, special counsel for the Company, and Robert S. Lemle, Esq., General Counsel of the Company, substantially in the form of Exhibits D-1 and D-2 hereto.

          (b) The representations and warranties made by the Company herein shall be true and correct in all material respects (except for changes permitted or contemplated by this Agreement) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements hereunder required to be performed by it at or prior to the Closing Date.

          (c) Except as disclosed by the Company in the Form 10-K or in writing prior to the date hereof, and except as to matters of a general economic or political nature or which relate generally to the cable industry, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the financial condition, business, assets, properties or results of operations of the Company and its Subsidiaries (taken as a whole) subsequent to December 31, 1993.

          (d) As to each Purchaser, the purchase of and payment for the Shares to be purchased by such Purchaser hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject such Purchaser to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Shares (PROVIDED, HOWEVER, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement).

          (e) The Certificate of Designations shall have been filed with the Secretary of State of Delaware and become effective in accordance with the Delaware General Corporation Law.

          (f) The Closing Date shall not be later than 5:00 P.M., New York City time, on April 15, 1994.

          (g) On the Closing Date, such Purchaser shall have received a certificate, dated the Closing Date, signed by the chairman or a vice chairman of the board of directors of the Company or the president or chief executive officer of the Company and by the chief financial officer of the Company to the effect set forth in Sections 4.1(b), (c) and (k).

          (h) On the Closing Date, such Purchaser shall have received a certificate, dated the Closing Date, signed by the secretary or an assistant secretary of the Company and certifying (i) that attached thereto is a true, complete and correct copy of (A) the Company's Certificate of Incorporation and By-Laws and (B) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the Registration Rights Agreement and the issuance of the Preferred Stock, (ii) the incumbency of officers executing this Agreement and the Registration Rights Agreement, and (iii) that attached thereto is a specimen of the stock certificate for the Preferred Stock.

          (i) The Company shall have entered into the Registration Rights Agreement for the benefit of the Purchasers, and such Purchaser shall have received a copy of such Registration Rights Agreement duly executed by the Company in favor of such Purchaser.

          (j) The Company shall, on or before the Closing Date, repurchase, repay or redeem (or take irrevocable actions to do so) $100,000,000 aggregate principal amount of the Company's indebtedness, which repurchase, repayment or redemption may be effected by a temporary repayment of the Company's revolving credit facility.

          (k) SIMULTANEOUS CLOSINGS. On the Closing Date the Company shall issue and sell, and the Purchaser shall purchase, Shares having an aggregate liquidation preference not less than $100,000,000.

          Section 4.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue and sell the Preferred Stock to be issued by it hereunder is subject, as to each Purchaser severally and not jointly, on the Closing Date, to the prior or simultaneous satisfaction or waiver of the following conditions:

          (a) The representations and warranties made by such Purchaser herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

          (b) As to the Company, the sale of the Preferred Stock hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of the Shares to such Purchaser (PROVIDED, HOWEVER, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement).

          (c) The Closing Date shall not be later than 5:00 P.M., New York City time, on April 15, 1994.

          (d) The Certificate of Designations shall have been filed with the Secretary of State of Delaware and become effective in accordance with the Delaware General Corporation Law.

                                    ARTICLE V

                                    COVENANTS

          Section 5.1. FURNISHING OF INFORMATION. As long as a Purchaser owns Preferred Stock, the Company will promptly furnish to such Purchaser all reports filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not as the time required to file reports pursuant to said Section 13(a) or 15(d), annual and quarterly reports comparable to those required by Sections 13(a) or 15(d) of the Exchange Act), and any compliance certificates delivered by it pursuant to any agreement or instrument relating to senior indebtedness of the Company.

          Section 5.2. HOME OFFICE PAYMENTS. As long as a Purchaser shall hold shares of Preferred Stock with an original aggregate purchase price of $5,000,000 or more, the Company will pay all amounts payable with respect to such Shares (other than amounts payable upon redemption which shall be payable against surrender of the Preferred Stock certificates) before 12:00 noon,

New York time, on the date any such payment is due, by wire transfer of immediately available funds to the account of such Purchaser in a bank in the United States or to such other account in the United States as, in any such case, such Purchaser may designate in writing to the Company from time to time a reasonable time prior to the payment date.

          Section 5.3. FILING OF EXCHANGE SHARE CERTIFICATE OF DESIGNATIONS. Not later than 30 days after the Closing Date, the Company shall file the Exchange Share Certificate of Designations, substantially in the form attached hereto as Exhibit B, with the Secretary of State of the State of Delaware.

          Section 5.4. ANNUAL TAX ADJUSTMENT CALCULATION. As soon as practicable after the time of the filing of the U.S. federal income tax return (the "Return") of the Company beginning with the first Return filed after the Closing, the Company will provide annually to the Holder a written notice describing the amounts that would be payable by the Company to the Holder with respect to the Tax Adjustment for such Return year.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6.1. SURVIVAL OF PROVISIONS. The representations, warranties and covenants of the Company and the Purchasers made herein and each of the provisions of Articles V and VI shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Purchaser or the Company, as the case may be, or (b) acceptance of any of the Preferred Stock and payment by the Purchasers therefor and retirement thereof.

          Section 6.2. TERMINATION. This Agreement may be terminated (as between the party electing so to terminate it and the counterparty to which termination is directed) by giving written notice of termination to the applicable counterparty at any time prior to the Closing Date:

               (a)  By the Company if any of the conditions specified in Section
          4.2 of this Agreement has not been met or waived by the Company pursuant to the terms of this Agreement by 3:00 P.M., New York City time on April 15, 1994; or

               (b)  By any Purchaser if any of the conditions specified in
          Section 4.1 of this Agreement has not been met or waived by such Purchaser pursuant to the terms of this Agreement by 3:00 P.M., New York City time on April 15, 1994.

          Section 6.3.  NO WAIVER; MODIFICATIONS IN WRITING.

          (a) No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the Company on the one hand or Purchasers holding 60% of the Shares calculated on the basis of liquidation preferences, PROVIDED that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company on the one hand or Purchasers holding 60% of the Shares. Any amendment, supplement or modification of or to this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any other party hereto to any other or further notice or demand in similar or other circumstances.

          Section 6.4. COMMUNICATIONS. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, and, if to any Purchaser, addressed to such Purchaser as shown on the execution pages hereof or to such other address as such Purchaser may designate to the Company in writing and, if to the Company shall be given at: One Media Crossways Woodbury, New York 11797 Attention: General Counsel, or to such other address as the Company may designate in writing, and shall be deemed given when received.

          Section 6.5. COSTS, EXPENSES AND TAXES. The Company shall pay or reimburse each of the Purchasers for (a) the reasonable fees and expenses of counsel to the Purchasers in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Registration Rights Agreement and the other documents contemplated hereby or referred to herein or therein, and the issuance of the Shares and (ii) any amendment, modification or waiver of any of the terms of this Agreement, the Registration Rights Agreement or any of such other documents, (b) all reasonable costs and expenses of the Purchasers (including reasonable counsels' fees) in connection with the enforcement of this Agreement, the Registration Rights Agreement and the other documents contemplated by or referred to herein or therein in the event of an enforcement action arising from any bankruptcy or insolvency of the Company or from any action or dispute between the Company and any of its creditors in which the Purchasers reasonably determine that their intervention is reasonably required in order to protect their rights and interests hereunder or thereunder; and (c) all stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Registration Rights Agreement or any other document referred to herein.

          Section 6.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          Section 6.7. BINDING EFFECT; ASSIGNMENT. The rights and obligations of any Purchaser under this Agreement may not be assigned to, or assumed by, as the case may be, any other Person except that a Purchaser may assign its rights and obligations under Article V to a Permitted Transferee (as defined in the Certificate of Designations) and the Company may assign its rights and obligations with the prior written consent of Purchasers holding 60% or more of the Shares, which consent shall not be unreasonably withheld. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and each Purchaser, and their respective successors and permitted assigns.

          SECTION 6.8. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          Section 6.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 6.10. HEADINGS. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 6.11 INTEGRATION. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties with respect to the purchase and sale of the Preferred Stock and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the Registration Rights Agreement.

                PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers hereunto duly authorized, as of the date first above written.

                                        CABLEVISION SYSTEMS CORPORATION


                                        By:  /s/
                                             ___________________________________
                                             Name:
                                             Title:

                PREFERRED STOCK PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and Agreed as of
  the date first above written

TORONTO-DOMINION INVESTMENTS, INC.


By:  /s/
     ______________________________
     Name:
     Title:


Address:

909 Fannin Street
Suite 1700
Houston, Texas  77010
Telecopier:  (713) 951-9921
Attention:  Ms. Carol Clause, President